Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Founders Retire From Chico’s
Michael Weiss Named As Non-Executive Chairman
     Fort Myers, FL - December 20, 2006 - Chico’s FAS, Inc. (NYSE: CHS) today announced that its founders, Marvin and Helene Gralnick, are retiring from their positions on the Board of Directors effective December 18, 2006. “We love this company and the Chico’s family will forever be a part of our heart and soul,” said Mr. Gralnick. “Although it is now time for us to step away, we look forward to following the Chico’s family of brands as they continue to grow and prosper.”
     After receiving the Gralnicks’ retirement notice, the Board of Directors voted to reduce the number of open Board seats from 11 to 8 and to appoint Michael A. Weiss to serve as its new Non-Executive Chairman. Mr. Weiss is the retired President and Chief Executive Officer of Express, a subsidiary of Limited Brands, Inc., and brings to the Board over 25 years of invaluable experience in the women’s specialty retail industry. Mr. Weiss joined the Limited organization in 1981 as merchandise manager for Express, and rose to the position of President of Express serving in that capacity from 1982 to 1993. He was named Vice Chairman of Limited in 1993, and served in that post until 1997, when he resumed the position of President of Express and also became its Chief Executive Officer. He served in that capacity from 1997 to 2004. Mr. Weiss stated, “I am deeply honored that the Board has chosen me to be its next Chairman and am excited to build on the outstanding foundation that Marvin and Helene created.”
     Scott A. Edmonds, President & CEO, commented, “What Marvin and Helene created here is truly amazing. Their passion and spirit will forever be embedded in our corporate culture. On behalf of the entire Chico’s family, we wish them a joyous retirement; they certainly deserve it.”
     Mr. Edmonds continued, “I look forward to continuing to work with Michael Weiss. He is an outstanding merchant and I believe that his vision and talent will help drive the business forward for many years to come.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 909 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company owns 541 Chico’s front-line stores, 32 Chico’s outlet stores, 251 White House | Black Market front-line stores, 14 White House | Black Market outlet stores, 48 Soma by Chico’s stores, 9 Fitigues front-line stores and 1 Fitigues outlet store; franchisees own and operate 13 Chico’s stores.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section